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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2007
COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)
(617) 423-9999
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement.
On January 8, 2007, Color Kinetics Incorporated entered into a Lease Agreement with Three Burlington Woods LLC to lease approximately 50,826 square feet pursuant to a ten year lease commencing September 1, 2007 in Burlington, Massachusetts. Annual fixed rent payments are approximately $1.35 million for each of the first five years of the lease and $1.45 million for each of the last five years of the lease. Color Kinetics also has two five year extension options and certain rights of first offer on additional space which may become available in the building, in any case at rates to be determined.
In addition, on January 8, 2007, Color Kinetics Incorporated entered into an Expansion Option Agreement with Burlington Woods Office Trust No. 2 providing Color Kinetics with an option to lease an additional approximate 9,963 square feet in an adjacent office building at rates to be determined, beginning either in June 2008 (if the current tenant has vacated the space by such date) or June 2011 (if the current tenant remains in the space until such date).
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1	Lease agreement with Three Burlington Woods LLC.

99.2	Expansion Option Agreement with Burlington Woods Office Trust No. 2.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer

Date: January 10, 2007

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